UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 17, 2014

CombiMatrix Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33523	47-0899439
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

310 Goddard, Suite 150, Irvine, CA	92618
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (949) 753-0624

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.                                        Submission of Matters to a Vote of Security Holders.

CombiMatrix Corporation (the “Company”) held its 2014 annual meeting of stockholders on June 17, 2014. The following proposals were approved according to the following final voting results:

To elect the six (6) directors named in the proxy statement to serve until the 2015 annual meeting of stockholders and until their successors have been duly elected and qualified:

Director Candidate	For	Withheld	Broker Non-Votes

R. Judd Jessup	1,901,948	312,992	4,902,017
Scott Gottlieb, M.D.	2,010,062	204,878	4,902,017
Wei Richard Ding	1,903,255	311,685	4,902,017
Jeremy M. Jones	1,996,557	218,383	4,902,017
Robert E. Hoffman	1,996,678	218,262	4,902,017
Mark McDonough	1,993,403	221,537	4,902,017

To approve the amendment and restatement of the Company’s 2006 Stock Incentive Plan to increase the number of shares of common stock available for grant thereunder by 848,154 shares, from 1,151,846 shares to 2,000,000 shares, and to effect various other improvements thereunder:

For	1,429,438	64.54%
Against	754,605	34.07%
Abstain	30,897	1.39%
Broker Non-Votes	4,902,017	—

To ratify the appointment of Haskell & White LLP as the Company’s independent registered public accounting firm for 2014:

For	6,605,471	92.81%
Against	296,776	4.17%
Abstain	214,710	3.02%
Broker Non-Votes	0	—

The following proposal was not approved according to the following final voting result because it did not receive the affirmative vote of a majority, or 5,531,624, of the outstanding shares of the Company’s common stock:

To approve an amendment to the Company’s Certificate of Incorporation to increase the maximum number of shares of the Company’s common stock authorized for issuance from 25,000,000 to 35,000,000 shares:

For	4,611,394	41.68%
Against	2,491,495	22.52%
Abstain	14,068	0.13%
Broker Non-Votes	0	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMBIMATRIX CORPORATION
(Registrant)

Dated: June 20, 2014	/s/ SCOTT R. BURELL
Scott R. Burell, Chief Financial Officer